Exhibit 10.8

COLLATERAL ASSIGNMENT OF PROMED ACQUISITION DOCUMENTS

THIS COLLATERAL ASSIGNMENT OF PROMED ACQUISITION DOCUMENTS (this “Assignment”) has been executed and delivered as of June 1, 2007, by and between [PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”), and PROSPECT MEDICAL GROUP, INC., a California professional corporation] (with Holdings, collectively, “Assignor”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent (“Administrative Agent”), with reference to the following facts:

RECITALS

A.            Assignor is a party to certain documents pursuant to which, among other things, Assignor acquired or will acquire the stock and assets of Pomona Calley Medical Group, Inc., ProMed Health Services Company, ProMed Health Care Administrators and Upland Medical Group (each a “Professional Corporation” and collectively, the “Professional Corporations”), and provides management services to the Professional Corporation.

B.            Pursuant to that certain Credit Agreement, dated on or about the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Administrative Agent and the Lenders (as defined therein) have agreed to extend credit and other financial accommodations to Assignor and/or certain of Assignor’s affiliates, and Assignor and the other Loan Parties (as defined therein and including, without limitation, the Professional Corporations) have agreed to guarantee the payment and performance of all of the Obligations (as defined therein) and to grant to Administrative Agent security interests in the Collateral (as defined therein) to secure payment and performance of all of the Obligations.

C.            Assignor has agreed to execute and deliver this Assignment to Administrative Agent in order to supplement the terms of the Credit Agreement and the Security Agreement (As defined in the Credit Agreement) with respect to the ProMed Acquisition Documents (as hereinafter defined).

D.            Assignor acknowledges that Administrative Agent and the Lenders would not enter into the Credit Agreement absent Assignor’s agreements hereunder.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, Assignor and Administrative Agent hereby agree as follows:

1.             Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.             Assignment.  As additional security for the Obligations, Assignor hereby collaterally assigns and transfers to Administrative Agent, and acknowledges that, pursuant to the Security Agreement, Assignor has granted to Administrative Agent a security interest in:

2.1           ProMed Acquisition Documents.  All of Assignor’s right, title and interest in and to the documents set forth on  Exhibit A attached hereto (collectively, the “ProMed Acquisition Documents”).

2.2           Rights and Remedies.  All of the rights, benefits, remedies, privileges and claims of Assignor with respect to the ProMed Acquisition Documents (collectively, the “Rights And Remedies”), including, without limitation, (i) all rights to monies or payments owing to Assignor under the ProMed Acquisition Documents, and any and all security therefor and for all other obligations owing to Assignor thereunder, (ii) any right that Assignor may have to indemnification under the ProMed Acquisition Documents, (iii) all Rights and Remedies of Assignor with respect to any breach of the representations, warranties and covenants set forth in any of the ProMed Acquisition Documents, and (iv) the proceeds thereof (the ProMed Acquisition Documents and the Rights and Remedies are collectively referred to herein as, the “Collateral”).

3.             Right and Remedies Generally.  Prior to the occurrence of an Event of Default under the Credit Agreement or any other Loan Document (a “Default”), Assignor will enforce all of its Rights and Remedies diligently and in good faith.  Effective from and after the occurrence of a Default, Assignor hereby irrevocably authorizes and empowers Administrative Agent, in Administrative Agent’s sole discretion, to assert as Administrative Agent may deem proper, either directly or on behalf of Assignor, any of the Rights and Remedies which Assignor may from time to time have under the ProMed Acquisition Documents, and to receive and collect all damages, awards and other monies resulting therefrom and to apply the same on account of any of the Obligations.

4.             Termination.  This Assignment shall continue in effect until all of the Obligations have been paid in full and the Credit Agreement has been terminated in accordance with the terms thereof, at which time Administrative Agent shall release to the Assignor Administrative Agent’s interests in the ProMed Acquisition Documents and the Rights and Remedies and the other rights assigned to Administrative Agent hereby.

5.             Further Assurances.  At any time or from time to time, upon Administrative Agent’s written request, Assignor will execute and deliver to Administrative Agent such further documents and do such other acts and things as Administrative Agent may request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto, or a financing or continuation statement with respect hereto, in accordance with the laws of any applicable jurisdictions.  Assignor hereby authorizes Administrative Agent to effect any such filing or recording statements (or amendments thereto) without the signature of Assignor, and Administrative Agent’s costs and expenses with respect thereto shall be part of the Obligations and shall be payable by Assignor on demand.

6.             ProMed Acquisition Documents.  Concurrent herewith, Assignor is delivering to Administrative Agent possession of the original ProMed Acquisition Documents, together with any and all amendments thereto, as in effect on the date hereof, to hold in accordance with the terms of the Credit Agreement until the Credit Agreement is terminated in accordance with its terms.

7.             Attorney-in-Fact.  Assignor hereby irrevocably makes, constitutes, and appoints Administrative Agent (and Administrative Agent’s officers, employees, or agents) as Assignor’s true and lawful agent and attorney-in-fact for the purposes of enabling Administrative Agent or its agent(s) after the occurrence of a Default to (a) assert such Rights and Remedies and to collect such damages, awards and other monies and to apply them in the manner set forth hereinabove, and (b) to sign the name of Assignor on any documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Assignor in order to protect Administrative Agent’s interests in the ProMed Acquisition Documents.  Assignor agrees that neither Administrative Agent, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 7, other than as a result of its or their gross negligence or wilful misconduct.  The power of attorney granted under this Section 7 is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full, the Credit Agreement and the other Loan Documents terminated, and Assignor’s duties under this Assignment have been discharged in full.  Assignor will not assign, pledge or otherwise encumber any of its rights, title or interest under, in or to the ProMed Acquisition Document or ProMed Acquisition Documents except for the assignment to Administrative Agent and its successors or assigns as set forth herein.

8.             Modification of Rights and Remedies.  Assignor shall keep Administrative Agent informed of all circumstances bearing adversely upon the Rights and Remedies.  Assignor shall not waive, amend, alter or modify any of the Rights and Remedies in any material respect without the prior written consent of Administrative Agent.  Assignor shall not, without Administrative Agent’s prior written consent, amend, alter, modify or terminate any of the ProMed Acquisition Documents, or waive any of the provisions hereof, or do or permit any act in contravention thereof.

9.             Assignor to Remain Liable.  Notwithstanding the foregoing, Assignor expressly acknowledges and agrees that it shall remain liable under the ProMed Acquisition Documents to observe and perform all of the conditions and obligations in the ProMed Acquisition Documents which Assignor is bound to observe and perform, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Administrative Agent to be under any obligation or liability in any respect whatsoever to observe or perform any of the representations, warranties, conditions, covenants, agreements or terms of the ProMed Acquisition Documents.

10.           Counterparts; Effectiveness.  This Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.  All of such counterparts, taken together, shall constitute but one and the same agreement.  This Assignment shall become effective upon the execution of a counterpart of this Assignment by each of the parties hereto.

11.           Notices.  All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 10.02 of the Credit Agreement.

12.           Modifications and Amendments.  This Assignment shall not be changed orally but shall be changed only by agreement in writing signed by Assignor and Administrative Agent.  No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Assignment.

13.           Severability.  If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Assignment shall not be affected thereby, and this Assignment shall be liberally construed so as to carry out the intent of the parties to it.

14.           Governing Law; Successors and Assigns; Entire Agreement.  This Assignment (a) shall be construed in accordance with and governed by the internal laws of the State of California, without regard to principles of conflicts of laws; (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and (c) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

15.           California Judicial Reference.  If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Assignment, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) Assignor shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

[Signature Pages Follow]

EXECUTED as of the date first above written.

ASSIGNOR:
PROSPECT MEDICAL HOLDINGS, INC.
By:
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer
PROSPECT MEDICAL GROUP, INC.
By:
Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer
ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as administrative agent
By:
Name:
Title:

EXHIBIT A

PROMED ACQUISITION DOCUMENTS